UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 13, 2010

Aqua America, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	001-06659	23-1702594
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

762 West Lancaster Avenue, Bryn Mawr, Pennsylvania		19010-3489
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-527-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of Aqua America, Inc. was held on May 13, 2010 at the Drexelbrook Banquet Facility & Corporate Events Center, Drexelbrook Drive and Valley Road, Drexel Hill, Pennsylvania, pursuant to the Notice sent on or about April 2, 2010 to all shareholders of record at the close of business on March 15, 2010. At that meeting:

(1)	The following nominees were elected as directors of Aqua America, Inc. for terms expiring in the year 2013 and received the votes set forth adjacent to their names below:

Name of Nominee	For	Withheld
Richard L. Smoot	73,486,625	2,565,273

William P. Hankowsky	72,954,777	3,097,121

Andrew J. Sordoni III	74,484,646	1,567,252

There were a total of 33,212,286 broker non-votes for the election of directors.

Since the Board of Directors is divided into three classes with one class elected each year to hold office for a three-year term, the term of office for the following directors continued after the Annual Meeting: Mary C. Carroll; Ellen T. Ruff; Mario Mele; Nicholas DeBenedictis; Richard H. Glanton; and Lon R. Greenberg.

(2)	The appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the 2010 fiscal year was ratified by the following vote of:

For	Against	Abstain
107,017,850	1,609,411	636,923

(3)	The shareholder proposal regarding the preparation and publication of a sustainability report was not adopted by the following vote of:

For	Against	Abstain	Broker Non-Votes
21,086,123	45,628,444	9,337,331	33,212,286

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aqua America, Inc.

May 18, 2010	By:	Roy H. Stahl

Name: Roy H. Stahl
Title: Chief Administrative Officer, General Counsel and Corporate Secretary